UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2013 (August 9, 2013)

American Realty Capital New York Recovery REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54689	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor, New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
American Realty Capital New York Recovery REIT, Inc. (the "Company") previously filed a Current Report on Form 8-K on August 12, 2013 (the “Original Form 8-K”) reporting its acquisition of the fee simple interest in an institutional-quality office building located at 333 West 34th Street in Midtown Manhattan, New York (the "34th Street Property").  This Amended Current Report on Form 8-K/A is being filed for the purposes of amending the Original Form 8-K to provide (i) the financial information related to such acquisition required by Item 9.01 and (ii) certain additional information with respect to such acquisition. No other changes have been made to the Original Form 8-K.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The following two paragraphs are added to the end of the disclosure under Item 2.01 of the Original Form 8-K.
 In evaluating the 34th Street Property as a potential acquisition and determining the appropriate amount of consideration to be paid, the Company has considered a variety of material factors including: location; demographics; credit quality of the tenants; duration of the in-place leases; strong occupancy and the fact that the overall rental rates are comparable to market rates; expenses; utility rates; ad valorem tax rates; maintenance expenses; the level of competition in the rental market; and the lack of required capital improvements.
 The Company believes that the 34th Street Property is well located, has acceptable roadway access and is well maintained. The 34th Street Property is subject to competition from similar properties within its respective market area, and the economic performance of the tenants in the 34th Street Property could be affected by changes in local economic conditions. The Company did not consider any other factors material or relevant to the decision to acquire the 34th Street Property, nor, after reasonable inquiry, is the Company aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.
Item 9.01. Financial Statements and Exhibits.

Report of Independent Certified Public Accountants

Stockholders and Board of Directors
American Realty Capital New York Recovery REIT, Inc.
We have audited the accompanying Historical Summary of a fee simple interest in an office building located at 333 West 34th Street in Manhattan, New York (the “34th Street Property”) which comprise the statement of revenues and certain expenses for the year ended December 31, 2012, and the related notes to the Historical Summary.

Management's responsibility for the Historical Summary
Management of American Realty Capital New York Recovery REIT, Inc. is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditor's responsibility
Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses of the 34th Street Property for the year ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
The accompanying Historical Summary was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K/A of American Realty Capital New York Recovery REIT, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the 34th Street Property's revenues and expenses.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
October 4, 2013

THE 34th STREET PROPERTY

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Six Months Ended	Year Ended
	June 30, 2013	December 31, 2012
	(Unaudited)
Revenues:
Rental income	$7,278	$13,083
Operating expense reimbursements	904	2,157
Total revenues	8,182	15,240

Certain expenses:
Real estate taxes	470	936
Property operating	2,371	4,746
Insurance	55	106
Total certain expenses	2,896	5,788
Revenues in excess of certain expenses	$5,286	$9,452
 The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

THE 34th STREET PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts as of and for the six months ended June 30, 2013 are unaudited)

1. Background and Basis of Presentation
The accompanying Statements of Revenues and Certain Expenses (“Historical Summary”) include the operations of the fee simple interest in an institutional-quality office building located at 333 West 34th Street in Midtown Manhattan, New York (the “34th Street Property”) for the year ended December 31, 2012 and the six months ended June 30, 2013. American Realty Capital New York Recovery REIT, Inc. (the “Company”) completed its acquisition of the 34th Street Property through a wholly owned subsidiary of its operating partnership from an unaffiliated third party on August 9, 2013, for $220.3 million. The 34th Street Property contains 346,728 rentable square feet and consists of nine floors of office space, one ground floor retail unit and two basement storage units.
The accompanying Historical Summary in this Form 8-K/A has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors:  (a) the 34th Street Property was acquired from an unaffiliated party and (b) based on due diligence of the 34th Street Property by the Company, management is not aware of any material factors relating to the 34th Street Property that would cause this financial information not to be indicative of future operating results.
2.  Summary of Significant Accounting Policies
Revenue Recognition
Under the terms of the leases, the tenants pay monthly rent reimbursements to the property's owner for certain expenses. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to increases to rental income of $1.0 million over the rent payments received in cash for both the six months ended June 30, 2013 and the year ended December 31, 2012.
The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight-line basis as of June 30, 2013 and December 31, 2012:

Tenant	Annualized Rental Income on a Straight-line Basis as a Percentage of Total
The Segal Company (Eastern States), Inc.	58.5%
The Metropolitan Transportation Authority	20.5%
Godiva Chocolatier, Inc.	10.8%
Sam Ash New York Megastores, LLC	10.2%
The termination, delinquency or non-renewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of June 30, 2013 and December 31, 2012.
Use of Estimates
The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the Historical Summary.

THE 34th STREET PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts as of and for the six months ended June 30, 2013 are unaudited)

3. Future Minimum Lease Payments
At June 30, 2013, the 34th Street Property was 100% leased under non-cancelable operating leases with a remaining lease term of 10.0 years on a weighted average basis. Future minimum lease payments are as follows:

(In thousands)	Future Minimum Lease Payments
July 1, 2013 to December 31, 2013	$6,933
2014	14,046
2015	11,692
2016	12,004
2017	12,400
2018 and thereafter	107,691
Total	$164,766
4. Subsequent Events
The Company has evaluated subsequent events through October 4, 2013, the date which this Historical Summary has been issued, and has determined that there have not been any events that have occurred that would require adjustments to or disclosure in the Historical Summary.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2013
(In thousands)

The following Unaudited Pro Forma Consolidated Balance Sheet is presented as if the Company had acquired the 34th Street Property, as referenced in the Notes to the audited Historical Summary above, as of June 30, 2013. This financial statement should be read in conjunction with the Unaudited Pro Forma Consolidated Statements of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the 34th Street Property as of June 30, 2013, nor does it purport to present the future financial position of the Company.

	American Realty Capital New York Recovery REIT, Inc.(1)	34th Street Property (2)	Pro Forma American Realty Capital New York Recovery REIT, Inc.
Assets
Real estate investments, at cost:
Land	$110,148	$98,600	$208,748
Buildings, fixtures and improvements	322,422	120,908	443,330
Acquired intangible lease assets	48,185	23,724	71,909
Total real estate investments, at cost	480,755	243,232	723,987
Less: accumulated depreciation and amortization	(22,599)	—	(22,599)
Total real estate investments, net	458,156	243,232	701,388
Cash and cash equivalents	257,592	—	257,592
Restricted cash	1,065	—	1,065
Investment securities, at fair value	1,041	—	1,041
Derivatives, at fair value	426	—	426
Receivable for sales of common stock	6,309	—	6,309
Due from affiliates, net	600	—	600
Prepaid expenses and other assets	28,457	—	28,457
Deferred costs, net	7,122	—	7,122
Total assets	$760,768	$243,232	$1,004,000
Liabilities and Equity
Mortgage notes payable	$232,945	$—	$232,945
Revolving credit facility	19,995	—	19,995
Below market lease liabilities, net	11,579	22,982	34,561
Accounts payable and accrued expenses	11,594	—	11,594
Deferred rent and other liabilities	822	—	822
Distributions payable	2,693	—	2,693
Total liabilities	279,628	22,982	302,610
Common stock	593	223	816
Additional paid-in capital	511,855	222,876	734,731
Accumulated other comprehensive income	431	—	431
Accumulated deficit	(32,980)	(2,849)	(35,829)
Total stockholders' equity	479,899	220,250	700,149
Non-controlling interests	1,241	—	1,241
Total equity	481,140	220,250	701,390
Total liabilities and equity	$760,768	$243,232	$1,004,000

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1) Reflects the Company's historical unaudited Balance Sheet as of June 30, 2013, as previously filed.
(2) Reflects the acquisition of the 34th Street Property. The purchase price, excluding related acquisition expenses of $2.8 million, was $220.3 million, which was funded through the sale of common stock.
The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.
The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be six months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which ranges from 2 to 15 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.
Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.
In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE SIX MONTHS ENDED JUNE 30, 2013

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2012 and the six months ended June 30, 2013, are presented as if the Company had acquired the 34th Street Property, as referenced in the Notes to the audited Historical Summary above, as of the beginning of the period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the 34th Street Property as of the beginning of the period presented, nor does it purport to present the future results of operations of the Company.
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012:

(In thousands)	American Realty Capital New York Recovery REIT. (1)	34th Street Property (2)	Pro Forma Adjustments 34th Street Property		Pro Forma American Realty Capital New York Recovery REIT, Inc.
Revenues:
Rental income	$14,519	$13,083	$5,889	(3)	$33,491
Operating expense reimbursements	903	2,157	—		3,060
Total revenues	15,422	15,240	5,889		36,551
Operating expenses:
Property operating	2,398	5,788	—		8,186
Acquisition and transaction related	6,066	—	—		6,066
General and administrative	226	—	—		226
Depreciation and amortization	8,097	—	13,905	(4)	22,002
Total operating expenses	16,787	5,788	13,905		36,480
Operating income (loss)	(1,365)	9,452	(8,016)		71
Other income (expenses):
Interest expense	(4,994)	—	—		(4,994)
Interest income	1	—	—		1
Loss on derivative instrument	(14)	—	—		(14)
Total other expenses	(5,007)	—	—		(5,007)
Net income (loss)	(6,372)	9,452	(8,016)		(4,936)
Net loss attributable to non-controlling interests	33	—	—		33
Net income (loss) attributable to stockholders	$(6,339)	$9,452	$(8,016)		$(4,903)

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE SIX MONTHS ENDED JUNE 30, 2013

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013:

(In thousands)	American Realty Capital New York Recovery REIT. (1)	34th Street Property (2)	Pro Forma Adjustments 34th Street Property		Pro Forma American Realty Capital New York Recovery REIT, Inc.
Revenues:
Rental income	$17,807	$7,278	$2,208	(3)	$27,293
Operating expense reimbursements	1,425	904	—		2,329
Total revenues	19,232	8,182	2,208		29,622
Operating expenses:
Property operating	4,185	2,896	—		7,081
Acquisition and transaction related	366	—	—		366
General and administrative	364	—	—		364
Depreciation and amortization	10,272	—	6,953	(4)	17,225
Total operating expenses	15,187	2,896	6,953		25,036
Operating income (loss)	4,045	5,286	(4,745)		4,586
Other income (expenses):
Interest expense	(4,840)	—	—		(4,840)
Interest income	1	—	—		1
Loss on derivative instrument	4	—	—		4
Total other expenses	(4,835)	—	—		(4,835)
Net income (loss)	(790)	5,286	(4,745)		(249)
Net loss attributable to non-controlling interests	15	—	—		15
Net income (loss) attributable to stockholders	$(775)	$5,286	$(4,745)		$(234)

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE SIX MONTHS ENDED JUNE 30, 2013

(1) Reflects the Company's historical operations for the period indicated as previously filed.
(2) Reflects the operations of the 34th Street Property for the period indicated, excluding related acquisition expenses of $2.8 million.
(3) Represents adjustments to straight-line rent for lease terms as of the acquisition date as well as adjustments for above- and below-market leases.
(4) Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the period presented.  Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings, seven years for building improvements and five years for fixtures.  The value of in-place leases and tenant improvements are amortized to expense over the initial terms of the respective leases, which range from 2 to 15 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: October 4, 2013	By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President and Chief Financial Officer